Exhibit 10.5
AMENDMENT NUMBER 1
To The Unsecured Promissory Note
By and Between
Claimsnet.com Inc.
And National Financial Corporation
This Amendment Number 1 is made to that certain Unsecured Promissory Note (“Note”) made and entered into by and between Claimsnet.com Inc. and National Financial Corporation dated August 20, 2008.
The provisions set forth herein shall be deemed to modify and replace those provisions of the Note as specifically set forth. All other provisions of the Note shall remain in full force and effect.
The parties desire to change the Annual Interest Rate on Unpaid Principal to three percent (3%).
AGREED and entered into as of January 1, 2009.

CLAIMSNET.COM INC. a Delaware corporation
By:	/s/ Don Crosbie
Don Crosbie
Chief Executive Officer

NATIONAL FINANCIAL CORPORATION
By:	/s/ J. R. Schellenberg
J. R. Schellenberg